Exhibit 99.1

ASX Announcement

2 October 2023

Coronado updates guidance for FY2023

Coronado Global Resources Inc. (“Coronado”, the “Company” ASX: CRN) today announces an update to market guidance for the financial year ending 31 December 2023 (“FY23”).

Due to adverse operating conditions at the Company’s Buchanan mine, combined with unexpected downtime for repairs at the Company’s Curragh mining complex, the Company’s latest forecasts for the balance of 2023 have been amended.

During the September quarter, mining activities at the Buchanan mine were temporarily impacted by geological conditions in the coal seam that slowed production rates and impacted yield. Those adverse conditions, related to a rock intrusion have now been addressed and operations are returning to normal These types of intrusions are not uncommon, and the Company’s highly experienced U.S. team is capable of handling these issues when they arise. With geological conditions returning to normal, every effort is now being made to recover these lost tonnes in Q4 2023 and Q1 2024.

In mid-September, one of the draglines at Curragh experienced a mechanical failure in the propel unit. Repairs are already underway and expected to be completed no later than the end of October. Production from Curragh in FY23 will be impacted due to the resulting delayed ability to move waste. Coronado is revising its plans for the balance of 2023 and full year 2024 to mitigate as much as possible the impact from these dragline repairs.

Coronado revises FY23 guidance as follows (USD, metric tonnes):

	Original FY23	Revised FY23
	Guidance	Guidance
Saleable Production (Mt)	16.8 – 17.2	16.2 - 16.4
Average Mining Costs Per Tonne Sold ($)	84.0 – 87.0	97.0 - 102.0
Capital Expenditure ($m)	260 – 290	220 - 240

Saleable Production for FY23 is revised to between 16.2Mt-16.4Mt given the geological and operational issues experienced in the September quarter at Buchanan and Curragh.

Average Mining Costs per Tonne Sold for FY23 is revised to between US$97.0 - US$102.0 due to (i) the combined impacts of lower production guidance, and subsequent impact on full-year sales volumes, and (ii) the impact of elevated inflation levels experienced across the industry (U.S. August inflation 3.7%; Australia June inflation 6.0%), partly mitigated by the current lower AUD exchange rate.

Capital expenditure efficiencies year to date have resulted in total capex forecast for the year to be below previous guidance and is revised to US$220 - US$240million.

Coronado has identified, and is aggressively pursuing, actions to recover as much of the impacted tonnes as possible in the next 6 months.

The Company does not expect a material cash impact in FY23 as a result of these changes.

Gerry Spindler, Executive Chairman, stated “Notwithstanding these two short term non-recurring operational challenges, net of the efficiency gains in capital expenditures, we expect this to have a minimal impact on year-end cash on the balance sheet of a maximum US$10million reduction assuming none of the lost production can be recovered.”

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 ½ F: +61 7 3229 7402
www.coronadoglobal.com

The index FOB price for premium low-vol coal FOB Australia on 29 September 2023 was $333/metric tonne. Based on the upward index trends, the Company expects to see further support for increasing its pricing for metallurgical coal for the remainder of 2023 and into 2024.

Approved for release by the Board of Directors of Coronado Global Resources Inc.

For further information, please contact:

Investors	Media
Andrew Mooney	Helen McCombie
Vice President Investor Relations & Communications	Citadel Magnus
P: +61 458 666 639	P: +61 411 756 248
E: amooney@coronadoglobal.com	E: hmccombie@citadelmagnus.com
E: investors@coronadoglobal.com

Cautionary Notice Regarding Forward–Looking Statements

This report contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as "may", "could", "believes", "estimates", "expects", "intends", “plans”, "considers", “forecasts”, “targets” and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, including expectations for recovery of lost production or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond the Company's control, as described in our Annual Report on Form 10-K filed with the ASX and SEC on 22 February 2023 (AEST), our Quarterly Report on Form 10-Q filed with the ASX and SEC on 9 May 2023 (AEST) and our Quarterly Report on Form 10-Q filed with the ASX and SEC on 8 August 2023 (AEST), as well as additional factors we may disclose from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Reconciliation of Non-GAAP Measures

This report discusses results of the Company’s operations and includes references to and analysis of certain non-GAAP measures, which are financial measures not recognized in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance.

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 ½ F: +61 7 3229 7402
www.coronadoglobal.com

Management uses a variety of financial and operating metrics to analyze performance. These metrics are significant in assessing operating results and profitability. These financial and operating metrics include: (i) safety and environmental statistics; (ii) Adjusted EBITDA; (iii) total sales volumes and average realised price per Mt sold, which we define as total coal revenues divided by total sales volume; (iv) Metallurgical coal sales volumes and average realized Metallurgical coal price per tonne sold, which we define as metallurgical coal revenues divided by metallurgical sales volume; (v) Mining costs per Mt sold, which we define as mining cost of coal revenues divided by sales volumes (excluding non-produced coal) for the respective segment; (vi) Operating costs per Mt sold, which we define as operating costs divided by sales volumes for the respective segment. Investors should be aware that the Company’s presentation of Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled financial measures used by other companies. We define Net Cash as cash and cash equivalents (excluding restricted cash) less the outstanding aggregate principal amount of the 10.750% senior secured notes due 2026.

Reconciliations of certain forward-looking non-GAAP financial measures, including our FY23 Mining Cost per Tonne Sold guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 ½ F: +61 7 3229 7402
www.coronadoglobal.com